Exhibit 10.11

Confidential Treatment Requested:

Confidential portions of this document have been redacted and have been filed separately with the Commission.

Services Agreement

This Services Agreement (this “Agreement”) is made as of the 2nd day of Aug, 2005 (the “Effective Date”), by and between INTERMETRO COMMUNICATIONS, INC, a California corporation, having a business address at 2685 Park Center Drive, Building A, Simi Valley, CA 93065, USA (“PROVIDER”) and CVT Prepaid Solutions, Inc. (DBA CVTel), a Delaware corporation, having a business address at 40 Cutter Mill Road, Great Neck, NY 10021 (“CUSTOMER”), (the PROVIDER and with CUSTOMER collectively, the “Parties” and individually, a “Party”).

WHEREAS, PROVIDER agrees to provide the services described in the Schedules and Exhibits to this Agreement to CUSTOMER and;

WHEREAS, CUSTOMER has requested that PROVIDER provide the services described in the Schedules and Exhibits to this Agreement and CUSTOMER agrees to accept said services pursuant to the terms hereof.

NOW, THEREFORE, in consideration of the premises, terms, and agreements contained herein, the Parties agree as follows:

1.	SERVICES.

PROVIDER agrees to furnish to CUSTOMER the services set forth in the Schedules and Exhibits to this Agreement (the “Services”). The attached Schedules and Exhibits are incorporated by reference and specifically made a part of this Agreement.

2.	TERM; RENEWAL.

The term of this Agreement will commence on March 7, 2005 and will continue for a period of twelve (12) consecutive months (the “Initial Term”). After the Initial Term, this Agreement will automatically be renewed for [***] periods unless either party provides the other party with written notification, at least thirty (30) days prior to the expiration of the then current term of this Agreement, of its intention not to renew this Agreement.

3.	INVOICES, CHARGES, AND PAYMENT.

3.1 CUSTOMER agrees to pay all charges, including but not limited to non-recurring charges, recurring charges, and usage charges, set forth in the Exhibits and Schedules to this Agreement.

3.2 All charges under this Agreement will be invoiced by PROVIDER on a weekly basis. PROVIDER will send invoices each Monday, unless it is a national holiday, in which case it will be sent on the next workday. CUSTOMER agrees that a confirmed received email to the designated CUSTOMER contact with the invoice attached in Adobe Acrobat .PDF format shall constitute receipt.

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3.3 All charges under this Agreement are due and payable by CUSTOMER to PROVIDER, without demand or setoff, [***] (the “Due Date”) via wire payment into a bank account of the PROVIDER.

3.4 Any amount not received by PROVIDER by the Due Date will be deemed past due. PROVIDER has the right to terminate providing services without any notice to the CUSTOMER if payments discussed in Section 3.3 above are not made. In addition, any past due amounts are subject to a late charge in the amount of one and one-half percent (1.5%) per month compounded monthly, or the maximum rate allowable by law, whichever is less. CUSTOMER will also pay all reasonable attorneys’ fees and other costs of collection if any are incurred by PROVIDER.

3.5 CUSTOMER agrees to make an initial deposit of $[***]. In addition, CUSTOMER agrees to maintain the deposit equal to [***]. Further, PROVIDER has the right to check CUSTOMER’S credit record and to may require CUSTOMER to pay an additional deposit amount, if, based upon review of the CUSTOMER’S payment history from time to time.

3.6 Any time during the course of this Agreement, PROVIDER reserves the right to increase the charges under this Agreement upon seven (7) days prior written notice to CUSTOMER (the “Change Notice”). If CUSTOMER does not notify PROVIDER in writing within seven (7) days of receipt of a Change Notice of its intent to reject the charge increase set forth in the Change Notice (the “Rejection Notice”), CUSTOMER will be deemed to have accepted the charge increase set forth in the Change Notice. If CUSTOMER rejects the charge increase in writing in accordance with this Agreement, then this Agreement will terminate thirty (30) days after receipt by PROVIDER of the Rejection Notice, unless PROVIDER waives its termination rights in writing. Any termination of this Agreement pursuant to this Section 3.6 does not relieve the CUSTOMER of its obligation to pay all charges incurred by CUSTOMER prior to such termination.

3.7 Any time during the course of this Agreement, in the event there are mandated surcharges imposed by a federal, state or governmental agency, PROVIDER reserves the right to increase the charges under this Agreement upon seven (7) days prior written notice to CUSTOMER (“the Change Notice”). Further, in the event of regulatory activity, PROVIDER reserves the right, upon seven (7) days prior written notice to CUSTOMER (“the Change Notice”), to: (i) pass through to CUSTOMER all, or a portion of, any charges or surcharges directly or indirectly related to such regulatory activity; or (ii) increase the charges under this Agreement and other terms and conditions contained in the Agreement to reflect the impact of such regulatory activity. If CUSTOMER does not notify PROVIDER in writing within seven (7) days of receipt of a Change Notice of its intent to reject the charge increase set forth in the Change Notice (the “Rejection Notice”), CUSTOMER will be deemed to have accepted the charge increase set forth in the Change Notice. If CUSTOMER rejects the charge increase in writing in accordance with this Agreement, then this Agreement will terminate thirty (30) days after receipt by PROVIDER of the Rejection Notice, unless PROVIDER waives its termination rights in writing. Any termination of this Agreement pursuant to this Section 3.7 does not relieve the CUSTOMER of its obligation to pay all charges incurred by CUSTOMER prior to such termination.

3.8 Requests for billing adjustments together with all supporting documentation must be received by PROVIDER within sixty (60) days from the date of the invoice in dispute or the right to a billing adjustment will be waived. All such requests must be submitted in writing using the Billing Dispute Form attached as Exhibit B, and must clearly identify the amount in dispute and the specific items in dispute. Requests for billing adjustments that do not provide adequate

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information for analysis by PROVIDER, as determined in PROVIDER’S sole discretion, will be rejected and any outstanding amounts will be due according to the invoice which was the subject of the request. In the event of a billing dispute, Customer must timely pay any undisputed amounts. CUSTOMER and PROVIDER agree to exercise reasonable, good faith efforts to resolve any billing disputes. PROVIDER agrees to use all reasonable means to settle such billing dispute within ninety (90) days.

15.	NOTICES.

15.1 All notices required by this Agreement will be deemed to be given upon delivery by either express or overnight delivery or registered or certified mail, return receipt requested, and addressed to each Party at the address on the signature page of this Agreement.

15.2 All change notifications relating to recurring charges and usage charges will be sent via email to the appropriate contact person for CUSTOMER indicated below and will be assumed to have been received by CUSTOMER when email transmission has been confirmed. CUSTOMER must notify PROVIDER immediately in writing of any change to the contact information provided herein.

CUSTOMER’S Contact Information	PROVIDER’S Contact Information

Name: Laura Pettinato	Name: Rick Sanchez
Title: VP, Domestic Carrier Group Address: 42-11 Bell Blvd. Bayside, NY 11361	Title: Vice Pres. of Operations Address: 2685 Park Center Drive Building A Simi Valley, CA 93065
Phone: +1 (805) 433-8000
Fax: +1 (805) 582-1006
Phone: +1 718-631-5600 x1112 Fax: +1 718-224-5023	invoicing@intermetro.net billing@intermetro.net disputes@intermetro.net

imcnoc@intermetro.net
NOC Phone: 1-866-4-IMC-NOC

BILLING CONTACT: Raj Rijal

EMAIL: raj.rijal@cvtelcorp.com

Phone: 718-631-5600 x2126

NOC CONTACT: Henry Zurita/Ronnie Minerva (718) 631-5600 x1154

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year above written.

CVTel Corporation (CUSTOMER)		INTERMETRO COMMUNICATIONS, INC. (PROVIDER):

By:	/s/ William Hinton	By:	/s/ Eric Fuchs
	Signature		Signature

Date:	8/7/05	Date:	8/7/05

Name:	William Hinton	Name:	Eric Fuchs

Title:	COO	Title:	Vice President of Sales

Schedule B

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5.	SERVICES AGREEMENT

This Schedule B will become part of any Services Agreement to be entered into between InterMetro Communications, Inc. and CUSTOMER.

IN WITNESS HEREOF, the Parties hereto have executed this Schedule B as of April 22, 2005.

CV Tel Corporation (CUSTOMER):		INTERMETRO COMMUNICATIONS, INC. (PROVIDER):

By:	/s/ S. William Hinton	By:	/s/ Eric Fuchs
	Signature		Signature

Date:	April 22, 2005	Date:	April 22, 2005

Name:	S. William Hinton	Name:	Eric Fuchs

Title:	C.O.O.	Title:	Vice President of Sales